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                                                                    EXHIBIT 10.6

                             AMENDMENT NUMBER THREE
                                     TO THE
                   1994 AMENDED AND RESTATED STOCK OPTION PLAN
                                       OF
                           @TRACK COMMUNICATIONS, INC.


         WHEREAS, @Track Communications, Inc. (the "Company") has heretofore adopted the 1994 Amended and Restated Stock Option Plan (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan in certain respects as hereinafter provided.

         NOW, THEREFORE, BE IT RESOLVED that the Company does hereby amend the Plan as follows:

         1. Subparagraph (b) of Section 3.2 of the Plan, as amended, shall be amended by deleting said subparagraph in its entirety and substituting the following so that, as amended, it will now read in its entirety as follows:

                  "(b) The aggregate number of shares of Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 7,208,000 shares, all or any part of which may be issued pursuant to Options; provided, however, that the maximum number of shares of Common Stock which may be issued to an Optionee under the Plan shall not exceed 1,000,000 shares (as may be adjusted pursuant to Section 9.3 of the Plan). Shares of Common Stock issued upon the exercise of Options granted under the Plan may consist of either authorized but unissued shares or shares which have been issued and which shall have been heretofore or shall be hereafter reacquired by the Company. The total number of shares authorized under the Plan shall be subject to increase or decrease in order to give effect to the provisions of Section 9.3 hereof and to give effect to any amendment adopted pursuant to Article VIII of the Plan. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of shares as to which such Option was not exercised shall again be available for purposes of the Plan. The Company shall at all times while the Plan is in effect reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan."

         IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be executed in its name and on its behalf as of the 22nd day of May, 2002.

                       @TRACK COMMUNICATIONS, INC.


                       By: /s/ J. Raymond Bilbao
                          ----------------------

                       Title: Senior Vice President, General Counsel & Secretary
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